EXHIBIT 10.138
INTERCREDITOR AND SUBORDINATION AGREEMENT
     THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), made as of the 20th day of April, 2006, by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CITBC”), individually and in its capacity as agent (in such capacity, the “Agent”) for the Senior Lenders under the Senior Lenders Loan Agreement, as hereinafter further defined; and LJH, LTD., a Texas limited partnership (herein referred to as the “Subordinated Lender”, as hereinafter further defined);
WITNESSETH:
     WHEREAS, Aircraft Interior Design, Inc., a Florida corporation, Brice Manufacturing Company, Inc., a California corporation, TIMCO Aviation Services, Inc., a Delaware corporation, TIMCO Engine Center, Inc., a Delaware corporation, TIMCO Engineered Systems, Inc., a Delaware corporation, and Triad International Maintenance Corporation, a Delaware corporation (collectively, the “Borrowers” and, individually, a “Borrower”); and Aviation Sales Distribution Services Company, Aviation Sales Leasing Company, Aviation Sales Property Management Corp., AVS/M-1, Inc., AVS/M-2, Inc., AVS/M-3, Inc. and Whitehall Corporation, each a Delaware corporation, AVS/CAI, Inc., a Florida corporation, AVSRE, L.P., a Delaware limited partnership, Hydroscience, Inc., a Texas corporation, and TMAS/ASI, Inc., an Arkansas corporation, (collectively, the “Guarantors” and, individually, a “Guarantor” and, together with the Borrowers, collectively, the “Credit Parties” and, individually, a “Credit Party”), CITBC and other lenders and financial institutions (the “Senior Lenders”, as hereinafter further defined), and the Agent have each entered into a certain Financing Agreement, dated April 4, 2005, as amended (such Financing Agreement, as amended, modified, supplemented or restated from time to time, being herein called collectively the “Senior Lenders Loan Agreement” as hereinafter further defined), pursuant to which the Senior Lenders have agreed to make or extend to the Borrowers a $30.0 million revolving credit loan evidenced by the Borrowers’ promissory note, dated of even date herewith, in the aggregate original principal amount of up to $30.0 million (the “Senior Lenders Revolving Note”), upon the term and subject to the conditions set forth therein (the Senior Lenders Loan Agreement, the Senior Lenders Revolving Note, and all related loan and collateral documentation as in effect from time to time, being herein referred to as the “Senior Lenders Documents”);
     WHEREAS, the Credit Parties and the Subordinated Lender (as successor by assignment from Fortress Credit Opportunities I LP, Monroe Capital Advisors LLC and Monroe Investments, Inc.) have each entered into a certain Amended and Restated Financing Agreement, dated as of April 8, 2005, as amended by the First Amendment thereto, dated September 28, 2005, and by the Second Amendment thereto, dated as of April 10, 2006 (such Amended and Restated Financing Agreement, as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, being herein called the “Subordinated Lender Loan Agreement”), pursuant to which the Subordinated Lender has (a) made a $8,190,294.32 term loan to the Borrowers (the “Subordinated Lender Term Loan A-1”) evidenced by the Borrowers’ Amended and Restated Term Note A-1, dated April 10, 2006 (the “Subordinated Lender Term Note A-1”), (b) made a $7,166,489.67 term loan to the Borrowers (the “Subordinated Lender Term Loan A-2”) evidenced by the Borrowers’ Amended and Restated Term Note A-1, dated

April 10, 2006 (the “Subordinated Lender Term Note A-2”), (c) made $2,956,471.09 term loan to the Borrowers (the “Subordinated Lender Term Loan B”) evidenced by the Borrowers’ Amended and Restated Term Note A-1, dated April 10, 2006 (the “Subordinated Lender Term Note B”), and (d) agreed to make a $6.0 million term loan to the Borrowers (the “Subordinated Lender Term Loan C”) evidenced by the Borrowers’ Term Note C, dated April 10, 2006 (the “Subordinated Lender Term Note C”), upon the terms and subject to the conditions set forth therein (the Subordinated Lender Loan Agreement, the Subordinated Lender Term Note A-1, the Subordinated Lender Term Note A-2, the Subordinated Lender Term Note B, the Subordinated Lender Term Note C, and all related loan and collateral documentation as in effect from time to time, being herein referred to as the “Subordinated Lender Documents”);
     WHEREAS, to induce the Subordinated Lender and the Senior Lenders to enter into the Subordinated Lender Documents and the Senior Lenders Documents, respectively, and to make the loans and extend the credit contemplated thereby, the Guarantors have executed guaranties as part of the Subordinated Lender Documents and the Senior Lenders Documents thereby guaranteeing all of the indebtedness and other obligations owing by the Borrowers to the Subordinated Lender and the Agent and the Senior Lenders, respectively, thereunder;
     WHEREAS, pursuant to the Subordinated Lender Documents and the Senior Lenders Documents, the Credit Parties have granted Liens in substantially all of their property to the Subordinated Lender and the Agent for the benefit of the Senior Lenders, respectively; and
     WHEREAS, the Subordinated Lender and the Agent wish to enter into this Agreement for the purpose of establishing the priorities of their respective Liens (as hereinafter defined) in the property of the Credit Parties, and for the purpose of setting forth certain other agreements between them with respect to their respective agreements with the Credit Parties;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Certain Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Senior Lenders Loan Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:
     “Blockage Notice” shall mean a written notice from the Agent to the Subordinated Lender that a Senior Lenders Event of Default has occurred and is continuing and specifying such Senior Lenders Event of Default.
     “Credit Parties” shall mean the Borrowers and the Guarantors and “Credit Party” shall mean any of them.
     “Collateral” shall mean all of the assets, properties and interests in property of the Credit Parties, whether now owned or hereafter acquired or arising, wherever located.

     “Default” shall mean an event or condition the occurrence of which would, with the giving of notice or the passage of time or both, become a Senior Lenders Event of Default.
     “Deposit Account Collateral” shall mean that portion of the Collateral consisting of “deposit accounts” (as such term is defined in the UCC) and the proceeds thereof.
     “Documents” shall mean the Subordinated Lender Documents and the Senior Lenders Documents or any or all of them as the context may require.
     “Enforcement Action” shall mean the commencement by the Agent of a liquidation or foreclosure of the Collateral.
     “Exercise Notice” shall have the meaning ascribed to such term in Section 10.1 of this Agreement.
     “Insolvency Proceeding” shall mean any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith.
     “Insurance and Condemnation Proceeds” shall mean proceeds or payments payable to the Credit Parties with respect to any loss, casualty or damage to, or condemnation of, the Collateral or any part thereof.
     “Landlord Agreement” shall mean the Landlord’s Agreement executed by each landlord of a facility or warehouse leased to a Credit Party constituting one of the Documents pursuant to which such landlord grants certain assurances to each Lender with respect to its respective Lien in such Credit Party’s leasehold estate in such facility or warehouse and the Collateral located thereon.
     “Lenders” shall mean the Subordinated Lender, on the one hand, and the Agent for the benefit of the Senior Lenders, on the other hand, and “Lender” shall mean either of them.
     “Liens” shall mean the liens and security interests granted by the Credit Parties or any of them to each Lender under the Documents and a “Lien” shall refer to the liens and security interests granted by the Credit Parties or any of them to one of the Lenders.
     “Obligations” shall mean the Senior Lenders Obligations and the Subordinated Lender Obligations or any or all of them as the context may require.
     “Option Period” shall have the meaning ascribed to such term in Section 10.1 of this Agreement.
     “Option Triggering Event” shall have the meaning ascribed to such term in Section 10.1 of this Agreement.

     “Permitted Junior Securities” shall have the meaning ascribed to such term in Section 19.3 of this Agreement.
     “Person” shall mean an individual, partnership, corporation, joint stock company, land trust, business or unincorporated organization, or a government or agency or political subdivision thereof.
     “Possessory Collateral” shall mean any Collateral in which the Agent’s Lien is perfected by the Agent’s taking of possession of such Collateral pursuant to the provisions of the UCC and other applicable law.
     “Second Amendment to LJH Financing Agreement” shall mean that certain Second Amendment to Amended and Restated Financing Agreement, dated as of April 10, 2006, among the Credit Parties and Subordinated Lender.
     “Senior Lenders” shall mean CITBC and the other lenders and financial institutions that are parties to the Senior Lenders Loan Agreement from time to time, and any other lender or lenders refinancing or refunding all or any portion of the Senior Lenders Obligations.
     “Senior Lenders Early Termination Fee” shall mean the “Early Termination Fee” as defined in the Fee Agreement.
     “Senior Lenders Event of Default” shall mean an “Event of Default” as defined in the Senior Lenders Loan Agreement as in effect on the date of this Agreement.
     “Senior Lenders Loan Agreement” shall mean the Financing Agreement, dated April 4, 2005, among the Credit Parties, the Agent and the Senior Lenders that are parties thereto, as in effect on the date hereof, and as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any agreement with the same or other lenders extending the maturity of, or restructuring, refinancing or replacing all or any portion of the indebtedness and obligations owing to the Agent and the Senior Lenders thereunder.
     “Senior Lenders Obligations” shall mean all indebtedness, liabilities and obligations of any and every kind now or hereafter owing by the Credit Parties to the Agent and the Senior Lenders under the Senior Lenders Documents.
     “Subordinated Lender” shall mean LJH, Ltd., a Texas limited partnership, and its successors and assigns, and any subsequent holder or holders of any of the Subordinated Lender Obligations.
     “Subordinated Lender Obligations” shall mean all indebtedness, liabilities and obligations of any and every kind now or hereafter owing by the Credit Parties to the Subordinated Lender under the Subordinated Lender Documents.
     “Term Loan B Collateral” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

     “Term Loan C Exchange” means the exchange of the portion of the Subordinated Lender Obligations consisting of the Subordinated Lender Term Loan C for common stock issued by Parent, whether accomplished by exchange, conversion, exercise of rights or otherwise.
     “Term Loan C Obligations” means the portion of the Subordinated Lender Obligations evidenced by the Subordinated Lender Term Note C.
     “Term Loan Exchange” means the exchange of the portion of the Subordinated Lender Obligations for any common stock, partnership interests, limited liability company membership interests, or other equity securities or equity interests of any Credit Party, whether accomplished by exchange, conversion, exercise of rights or otherwise.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of North Carolina.
     2. Lien Subordination.
          2.1 Collateral. The Lenders agree that at all times, whether before, after or during the pendency of any Insolvency Proceeding, and notwithstanding the priorities which would ordinarily result from the order of execution or granting of any Lien in the Collateral or the order of filing of any financing statements or recording of any deeds of trust, mortgages or any other security documents now or hereafter constituting part of the Subordinated Lender Documents or the Senior Lenders Documents with respect to the Collateral, or any provision of the UCC or any other applicable law to the contrary, the Liens of the Agent in the Collateral arising pursuant to the Senior Lenders Documents as security for all of the Senior Lenders Obligations shall be at all times first priority Liens in the Collateral, superior to the Liens of the Subordinated Lender in the Collateral arising pursuant to the Subordinated Lender Documents, and the Liens of the Subordinated Lender in the Collateral shall be junior and subordinate to the Liens of the Agent therein as security for all of the Senior Lenders Obligations. All proceeds of the Collateral shall be applied to the Obligations in accordance with the provisions of Section 5 hereof. Notwithstanding the foregoing provisions of this Section 2.1, it is hereby agreed that (a) any Collateral (herein, “Term Loan B Collateral”) purchased by any Borrower prior to the date of the Second Amendment to LJH Financing Agreement with the proceeds of the Term Loan B (as defined in the Subordinated Lender Loan Agreement), shall be at all times subject to a first priority Lien in favor of Subordinated Lender, superior to the Liens of the Senior Lenders in such Term Loan B Collateral arising pursuant to the Senior Lenders Documents, and (b) the Liens of the Senior Lenders in the Term Loan B Collateral shall be junior and subordinate to the Liens of the Subordinated Lender therein as security for all of the Subordinated Lender Obligations.
          2.2 No Waiver of Subordination Provisions.
          (a) No right of the Agent to enforce the provisions of this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Credit Parties or by any act or failure to act by the Agent or the Senior Lenders, or by any non-

compliance by the Credit Parties with the terms, provisions and covenants of any of the Subordinated Lender Documents, regardless of any knowledge thereof the Agent or any Senior Lender may have or be otherwise charged with.
          (b) No right of the Subordinated Lender to enforce the provisions of this Agreement as to the Term Loan B Collateral shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Credit Parties or by any act or failure to act by the Subordinated Lender, or by any non-compliance by the Credit Parties with the terms, provisions and covenants of any of the Senior Lenders Documents, regardless of any knowledge thereof the Subordinated Lender may have or be otherwise charged with.
          (c) Without in any way limiting the generality of subsection (a) of this Section 2.2, the Lenders may, at any time and from time to time, without the consent of or notice to the other Lender, without incurring responsibility to the other Lender and without impairing or releasing the lien subordination provided hereunder, do any one or more of the following:
     (i) Amend, modify, waive or consent to any term or provision set forth in any of the Documents;
     (ii) Change the manner, place or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter, any of the Obligations;
     (iii) Sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing all or any portion of the Obligations in which such Lender has a first priority;
     (iv) Release any Person liable in any manner for the payment or collection of any of the Obligations owed to such Lender;
     (v) Exercise or refrain from exercising any rights against the Credit Parties or any other Person; and
     (vi) Take any other action which might otherwise constitute a defense available to, or a discharge of, such Lender in respect of its lien subordination as provided pursuant to the terms of this Agreement.
          (c) The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Obligations is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy or reorganization of a Credit Party, or otherwise, all as though such payment had not been made.
     3. Appointment of the Agent as Collateral Agent. The Subordinated Lender hereby appoints and designates the Agent, and the Agent agrees to act, as the Subordinated Lender’s collateral agent within the meaning of the term “secured party” under Section 9-102(75) of the UCC for the sole and limited purpose of perfecting the Liens granted to the Subordinated Lender in any Deposit Account Collateral to the extent that the Agent is a party to, and the Subordinated

Lender is not a party to, a control agreement contemplated by Section 9-105(a)(2) of the UCC perfecting the Liens of the Agent in such Deposit Account Collateral, and in any Possessory Collateral. In connection with the Agent’s acting as such collateral agent for the Subordinated Lender hereunder, the parties further agree as follows:
          3.1 No Liability of the Agent. All Liens held by the Agent in the Possessory Collateral and the Deposit Account Collateral in its capacity as collateral agent for the Subordinated Lender shall be subject to, and any proceeds of the Possessory Collateral and the Deposit Account Collateral shall be distributed to the Lenders in accordance with, the provisions of this Agreement. In its capacity as collateral agent, the Agent shall have no duties or responsibilities of any kind or nature and it shall not be liable to the Subordinated Lender for any action taken or omitted to be taken under or in connection with this Agreement or any of the Documents.
          3.2 No Warranties or Representations. Except as otherwise specifically set forth in this Agreement, the Agent does not make to the Subordinated Lender any express or implied warranty, representation or guarantee with respect to the Obligations, the Collateral, the Documents or any Credit Party. The Agent shall not be responsible to the Subordinated Lender for (i) the execution, validity, genuineness, effectiveness or enforceability of, any of the Documents; (ii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iii) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.
          3.3 Indemnity. The Subordinated Lender agrees to indemnify and defend the Agent (to the extent not reimbursed by the Credit Parties, but without limiting the indemnification obligations of the Credit Parties under the Documents), and to hold the Agent harmless from and against, any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses) which may be imposed on, incurred by or asserted or initiated against the Agent in any way arising out of its acting as collateral agent for the Subordinated Lender with respect to any of the Possessory Collateral and the Deposit Account Collateral (and not arising out of the Agent’s acting in any other capacity), provided that the Subordinated Lender shall not be liable to the Agent for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of the Agent.
          3.4 Exclusive Control Agreement Instructions of Subordinated Lender. After all of the Senior Lenders Obligations have been paid and satisfied in full and the Agent’s and the Senior Lenders’ commitments for the incurring of additional Senior Lenders Obligations have expired or been irrevocably terminated in writing, the Agent shall (a) send to each bank that is a party to any control agreement among the Agent, the Subordinated Lender and such bank, a notice or other instruction as permitted by such control agreement that the bank is authorized to honor instructions originated by the Subordinated Lender directing disposition of the funds in such deposit account, and (b) execute an amendment to such control agreement, in form and substance satisfactory to the Agent, the Subordinated Lender and such bank, as may be reasonably requested by the Subordinated Lender to give effect to such notice or instruction.

     4. Notices of Default. The Agent shall give the Subordinated Lender notice of default, termination, demand, acceleration, exercise of remedies and any other notice which is of a like nature or required to be given under the Senior Lenders Documents or by law, and the Subordinated Lender shall give the Agent notice of any default, termination, demand, acceleration, exercise of remedies and any other notice which is of a like nature or required to be given under the Subordinated Lender Documents or by law, in each case concurrently with the giving of such notice to the Borrowers or any of the other Credit Parties; provided, however, that no failure of either party to give such notice shall (a) affect the validity of such notice as to the Credit Parties or affect the relative priorities of the Liens established in Section 2 hereof or (b) create the basis for any liability of one Lender to the other Lender or the Agent to the Subordinated Lender.
     5. Application of Proceeds of Collateral. All proceeds of the Collateral received by or for the account of the Lenders (whether by sale, casualty, condemnation or other disposition of the Collateral), shall be distributed to the Lenders and applied as follows:
     First, with respect to all Collateral other than Term Loan B Collateral, to the Agent for application to all of the Senior Lenders Obligations;
     Second, with respect to all Term Loan B Collateral, to the Subordinated Lender for application to the Subordinated Lender Obligations;
     Third, with respect to all Collateral other than Term Loan B Collateral, after all of the Senior Lenders Obligations have been paid and satisfied in full and the commitments of the Agent and the Senior Lenders under the Senior Lenders Documents have expired or been irrevocably terminated in writing, to the Subordinated Lender for application to the Subordinated Lender Obligations; and
     Fourth, with respect to all Term Loan B Collateral after all of the Subordinated Lender Obligations have been paid and satisfied in full, to the Agent for application to the Senior Lenders Obligations.
     6. Enforcement of Liens; Release of Liens.
          6.1 Enforcement of Liens in Favor of Senior Lenders. The Subordinated Lender agrees that, except as expressly provided in this Agreement, unless and until all of the Senior Lenders Obligations have been paid and satisfied in full and the and the commitments of the Agent and the Senior Lenders under the Senior Lenders Documents have expired or been irrevocably terminated in writing, without the prior written consent of the Agent, the Subordinated Lender will not take any action with respect to the Collateral other than the Term Loan B Collateral, whether by judicial or non-judicial foreclosure, notification to account debtors or other obligors on the Collateral other than the Term Loan B Collateral, taking or obtaining possession of any of the Collateral other than the Term Loan B Collateral, or otherwise realizing upon the whole or any part of the Collateral other than the Term Loan B Collateral.

          6.2 Enforcement of Liens in Favor of Subordinated Lender. The Senior Lenders agree that, unless and until all of the Subordinated Lender Obligations have been paid and satisfied in full, without the prior written consent of the Subordinated Lender, neither the Agent nor the Senior Lenders will take any action with respect to the Term Loan B Collateral, whether by judicial or non-judicial foreclosure, taking or obtaining possession of any of the Term Loan B Collateral, or otherwise realizing upon the whole or any part of the Term Loan B Collateral.
          6.3 Release of Liens by Subordinated Lender. If the Agent or the Senior Lenders shall determine, in connection with any sale of Collateral other than the Term Loan B Collateral, that the release of the lien of any Subordinated Lender Document on such Collateral in connection with such sale is necessary or advisable, the Subordinated Lender shall execute such release documents and instruments and shall take such further actions as the Agent or the Senior Lenders shall request. If the Subordinated Lender fails or refuses to take the action requested by the Agent or the Senior Lenders within ten (10) days of the receipt of a written request given in accordance with Section 11 below, the Subordinated Lender hereby irrevocably constitutes and appoints the Agent and any officer of Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lender and in the name of the Subordinated Lender or in the Agent’s own name, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this section, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this section, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. The Subordinated Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.
          6.4 Release of Liens by Agent on behalf of Senior Lenders. If the Subordinated Lender shall determine, in connection with any sale of the Term Loan B Collateral, that the release of the lien of any Senior Lenders Document on such Term Loan B Collateral in connection with such sale is necessary or advisable, the Agent on behalf of the Senior Lenders shall execute such release documents and instruments and shall take such further actions as the Subordinated Lender shall request. If the Agent fails or refuses to take the action requested by the Subordinated Lender within ten (10) days of the receipt of a written request given in accordance with Section 11 below, the Senior Lenders each hereby irrevocably constitutes and appoints the Subordinated Lender and any officer of Subordinated Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Senior Lender and in the name of the Agent or such Senior Lender or in the Subordinated Lender’s own name, from time to time in the Subordinated Lender’s discretion, for the purpose of carrying out the terms of this section, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this section, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. The Agent and each Senior Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

     7. Debt Subordination and Permitted Payments.
          7.1 Subordination of Subordinated Lender Obligations. The Subordinated Lender hereby agrees that the Subordinated Lender Obligations are subordinate, and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the prior payment in full of all of the Senior Lenders Obligations, to the extent and in the manner set forth in this Agreement.
          7.2 Prohibited Collection Actions. Except as set forth in Section 7.5 below, unless and until the Senior Lenders Obligations shall have been fully paid and the Senior Lenders Documents and all outstanding commitments of each Senior Lender for the incurring of additional Senior Lenders Obligations shall have expired or been irrevocably terminated in writing, the Subordinated Lender will not, without the prior written consent of the Senior Lenders, which consent may be granted or withheld in the Senior Lenders’ sole discretion:
          (a) Accelerate (except in the event of an Insolvency Proceeding), ask, demand, sue for, take or receive from or on behalf of any Credit Party, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing to the Subordinated Lender on the Subordinated Lender Obligations; or
          (b) Except as expressly provided in this Agreement, initiate or participate with others in any suit, action or proceeding against any Credit Party, or otherwise take action against any Credit Party or any of its assets, to enforce payment of or to collect the whole or any part of the Subordinated Lender Obligations; or
          (c) Commence any bankruptcy, arrangement, reorganization or any other Insolvency Proceeding against any Credit Party; or
          (d) Ask, demand, take or receive any additional security for any of the Subordinated Lender Obligations other than that granted pursuant to the Subordinated Lender Documents other than additional security provided to the Agent and the Senior Lenders;
provided, however, nothing herein shall be deemed to prohibit the Subordinated Lender from (1) filing a proof of claim in any Insolvency Proceeding of a Credit Party or (2) voting any claim or otherwise participating in any Insolvency Proceeding involving a Credit Party, in each case subject to the other provisions of this Agreement.
          7.3 Incurring of Additional Senior Lender Obligations. The provisions of this Agreement shall apply with respect to all of the Senior Lenders Obligations, regardless of whether the Senior Lenders Obligations have already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by one or more Senior Lenders to a Credit Party pursuant to the Senior Lenders Documents.
          7.4 Actions in Violation of Agreement. If the Subordinated Lender in violation of this Agreement shall commence, prosecute or participate in any suit, action or proceeding against any Credit Party or shall attempt to enforce, foreclose or realize upon any security for the Subordinated Lender Obligations, including, without limitation, the Collateral, such Credit Party, Agent or any Senior Lender may interpose as a defense or plea the making of this Agreement and Agent or any Senior Lender may intervene and interpose such defense in its name or in the name of such Credit Party, and such Credit Party, Agent or such Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the name of such Credit Party, Agent or such Senior Lender.
          7.5 Permitted Payments. Notwithstanding the provisions of Section 7.2 hereof, until the giving by the Agent of a Blockage Notice to the Subordinated Lender, the Borrowers may pay to the Subordinated Lender, and the Subordinated Lender may demand, accept and retain from the Borrowers, the following permitted payments on the Subordinated Lender Obligations and no other payments:
          (a) periodic payments of non-cash interest accruing on the Subordinated Lender Obligations at the interest rates applicable thereto (which rate may include the “Default Rate of Interest” as such term is defined in the Subordinated Lender Loan Agreement), as and when the same become due under the terms of the Subordinated Lender Documents, which shall be paid in kind and added to the outstanding principal amount of the notes evidencing the Subordinated Lender Obligations but which shall not be payable in cash (which, for the avoidance of doubt, may be made irrespective of whether a Senior Lenders Event of Default shall exist or whether a Blockage Notice shall have been given by the Agent);
          (b) periodic payments of cash interest on the Subordinated Lender Obligations other than the Term Loan C Obligations at the interest rates applicable thereto (which rate may include the “Default Rate of Interest” as such term is defined in the Subordinated Lender Loan Agreement) made at any time after the Agent shall have received the Credit Parties’ audited Consolidated Balance Sheet, statements of profit and loss, cash flow and reconciliation of surplus for the Fiscal Year ending December 31, 2006, together with the officer’s certificate with respect thereto, each as required to be delivered to the Agent pursuant to Section 7.8 of the Senior Lenders Loan Agreement; provided that each of the following conditions shall have first been satisfied with respect to each such payment of cash interest: (1) both immediately before, and immediately after giving effect to such cash interest payment, no Default and no Senior Lenders Event of Default has occurred and is then continuing or will immediately result therefrom; and (2) the Subordinated Lender shall not have received a Blockage Notice from the Agent. Upon the delivery by the Subordinated Lender of a Blockage Notice to the Subordinated Lender, the subordination provisions of Section 7.2 shall govern and control, and no payments of cash interest on the Subordinated Lender Documents (other than as permitted by Section 7.5(a) hereof by a non-cash payment in kind) and no payments in cash of fees, costs, expenses, indemnification amounts and other amounts (other than interest) (other than as permitted by Section 7.5(c) hereof by a non-cash payment in kind) shall be made by the Borrowers, or demanded, accepted or retained by the Subordinated Lender, until the earlier to occur of the following:
          (i) The Senior Lenders Event of Default giving rise to such Blockage Notice shall have been cured to the reasonable satisfaction of the Agent and the Senior Lenders, or waived in writing or shall have ceased to exist, and the Agent on behalf of the Senior Lenders shall have delivered to the Subordinated Lender a rescission of the Blockage Notice; or
     (ii) All of the Senior Lenders Obligations shall have been paid and satisfied in full and the Agent and the Senior Lenders have no further obligation for the incurring of additional Senior Lenders Obligations;
          (c) non-cash payment of fees, costs, expenses, indemnification amounts and other amounts (other than interest and principal) payable by a Credit Party pursuant to the Subordinated Lender Documents, payments of non-cash interest accruing on the Subordinated Lender Obligations, which shall be paid in kind and added to the outstanding principal amount of the Subordinated Lender Term Note B and which shall not be payable in cash (which, for the avoidance of doubt, may be made irrespective of whether a Senior Lenders Event of Default shall exist or whether a Blockage Notice shall have been given by the Agent); provided, however, the foregoing prohibition of the payment of fees, costs and expenses shall not apply to the payment in cash of the reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Subordinated Lender in connection with the Second Amendment to LJH Financing Agreement and the assignment and assumption of the Subordinated Loan Documents by Subordinated Lender.
     8. Exercise of Remedies. In the event of commencement of foreclosure under the Senior Lenders Documents, the following provisions shall apply:
          8.1 Collateral. The Agent shall have the exclusive right to sell, transfer or otherwise dispose of the Collateral (other than the Term Loan B Collateral) or exercise any other right or remedy with respect to such Collateral as provided in the Senior Lenders Documents or by applicable law in the manner deemed appropriate by the Agent without regard to the Subordinated Lender’s Liens therein, and the Subordinated Lender will not hinder the Agent’s actions in enforcing its remedies with respect to such Collateral.
          8.2 No Liability of the Agent, Senior Lenders or Subordinated Lender.
          (a) The Agent and the Senior Lenders shall have no liability to the Subordinated Lender for, and the Subordinated Lender waives any claim which it may have at any time against the Agent and the Senior Lenders, arising out of or related to any actions which the Agent or the Senior Lenders take or omit to take with respect to the Collateral (other than the Term Loan B Collateral) or the Senior Lenders Obligations secured thereby, except for such actions taken or omitted to be taken by the Agent or the Senior Lenders in violation of this Agreement or through willful misconduct or gross negligence of the Agent, any Senior Lender or their respective agents or employees. Without limiting the generality of the foregoing, the Agent and the Senior Lenders may, without regard to the existence of any rights the Subordinated Lender may now or hereafter have in and to any of the Collateral (other than the Term Loan B Collateral and other than the rights of the Subordinated Lender to notices under this Agreement or as may be required by applicable law): (a) compromise, settle, adjust and in general deal in any manner with the Collateral, other than the Term Loan B Collateral, including, without limitation, the account debtors and other obligors indebted thereon, as the Agent may deem appropriate, upon such terms and conditions (including the length of time incidental thereto) as the Agent may deem appropriate, (b) engage third parties to assist the Agent and the Senior Lenders in the effectuation of the liquidation, collection or foreclosure of the Collateral, other than the Term Loan B Collateral, and (c) incur such reasonable out-of-pocket costs and expenses incidental thereto as the Agent and/or the Senior Lenders may deem appropriate, including, without limitation, reasonable fees and disbursements of counsel to the Agent and the Senior Lenders and any other third party professionals engaged by any of them. The Subordinated Lender irrevocably waives any right it may have, whether at law or in equity, to assert any claim or bring any action, suit or proceeding against the Agent or the Senior Lenders or to raise any affirmative defense, claim or counterclaim in any action brought against it by the Agent or the Senior Lenders, the effect of which is to contest the commercial reasonableness of the decisions or actions of the Agent or the Senior Lenders (whether made or taken alone or through any of its agents or representatives) with respect to the Collateral.
          (b) The Subordinated Lender shall have no liability to the Agent and the Senior Lenders for, and the Agent and the Senior Lenders waive any claim which they may have at any time against the Subordinated Lender, arising out of or related to any actions which the Subordinated Lender take or omit to take with respect to the Term Loan B Collateral or the Subordinated Lender Obligations secured thereby, except for such actions taken or omitted to be taken by the Subordinated Lender in violation of this Agreement or arising from through willful misconduct or gross negligence of the Subordinated Lender or any of its agents or employees. Without limiting the generality of the foregoing, the Subordinated Lender may, without regard to the existence of any rights the Agent and the Senior Lenders may now or hereafter have in and to any of the Term Loan B Collateral (other than the rights of the Agent and the Senior Lenders to notices under this Agreement or as may be required by applicable law): (a) compromise, settle, adjust and in general deal in any manner with the Term Loan B Collateral, including, without limitation, the account debtors and other obligors indebted thereon, as the Agent may deem appropriate, upon such terms and conditions (including the length of time incidental thereto) as the Agent may deem appropriate, (b) engage third parties to assist the Subordinated Lender in the effectuation of the liquidation, collection or foreclosure of the Term Loan B Collateral, and (c) incur such reasonable out-of-pocket costs and expenses incidental thereto as the Subordinated Lender may deem appropriate, including, without limitation, reasonable fees and disbursements of counsel to the Subordinated Lender and any other third party professionals engaged by any of them. The Agent and the Senior Lenders irrevocably waive any right any of them may have, whether at law or in equity, to assert any claim or bring any action, suit or proceeding against the Subordinated Lender or to raise any affirmative defense, claim or counterclaim in any action brought against it by the Subordinated Lender, the effect of which is to contest the commercial reasonableness of the decisions or actions of the Subordinated Lender (whether made or taken alone or through any of its agents or representatives) with respect to the Term Loan B Collateral.
          8.3 Preservation of Liens. Nothing contained in this Agreement shall be deemed to prohibit the Subordinated Lender from intervening or participating in any judicial proceeding to the extent necessary to establish, protect or preserve its Liens in the Collateral, so long as such intervention or participation does not interfere with the foregoing rights of the Agent and the Senior Lenders, or from bidding or being the buyer of any Collateral at any private or public foreclosure sale conducted by the Agent under the Senior Lenders Documents.

     9. Receipt of Monies.
          9.1 By the Subordinated Lender. The Subordinated Lender agrees that should it receive contrary to the provisions of this Agreement any monies from the sale, liquidation, casualty or other disposition of or as a result of its Lien in the Collateral (other than the Term Loan B Collateral), it will (unless otherwise restricted by law) hold the same for the Senior Lenders and promptly pay over the same to the Agent for application to the Senior Lenders Obligations in accordance with the provisions of Section 5 of this Agreement.
          9.2 By the Agent. The Agent agrees that should it receive contrary to the provisions of this Agreement any monies from the sale, liquidation, casualty or other disposition of or as a result of its Lien in the Collateral, it will (unless otherwise restricted by law) hold the same for the Subordinated Lender and promptly pay over the same to the Subordinated Lender for application to the Subordinated Lender Obligations in accordance with the provisions of Section 5 of this Agreement.
     10. Option to Purchase Senor Lenders Obligations.
          10.1 Purchase of Senior Lenders Obligations. If (a) there shall occur a Senior Lenders Event of Default and, in consequence thereof, the Agent shall accelerate and declare immediately due and owing the Senior Lender Obligations and commence an Enforcement Action, or (b) there shall occur a Senior Lenders Event of Default arising from an Insolvency Proceeding, or (c) the Agent shall deliver a Blockage Notice to the Subordinated Lender pursuant to the provisions of Section 7.5(b) hereof (each of the foregoing, an “Option Triggering Event”), then the Subordinated Lender shall have the option, exercisable by a written notice (an “Exercise Notice”) given by the Subordinate Lender to the Agent no later than thirty (30) days after the occurrence of such Option Triggering Event (such thirty (30) day period, the “Option Period”), to purchase all (but not less than all) of the Senior Lenders Obligations which are owing by the Credit Parties to the Agent and the Senior Lenders and the Senior Lenders Documents. Once given, an Exercise Notice shall be irrevocable. The option granted hereby to the Subordinated Lender shall lapse and be of no further force and effect unless exercised by the Subordinated Lender before the expiration of the Option Period.
          10.2 Sale of Senior Lenders Obligations. On a closing date (the “Closing Date”) specified in the Exercise Notice (which shall be no earlier than five (5) Business Days nor more than thirty (30) days after the giving by the Subordinated Lender of the Exercise Notice, the Agent and the Senior Lenders shall sell, and the Subordinated Lender shall purchase, for a purchase price and otherwise on terms and conditions as set forth in this Section 10, all (but not less than all) of the Senior Lenders Obligations then owing to the Agent and the Senior Lenders and the Senior Lenders Documents.
          10.3 Closing of Purchase of Senior Lenders Obligations. On the Closing Date, the Subordinated Lender shall (i) pay to the Agent and the Senior Lenders as the purchase price the full amount of all the Senior Lenders Obligations owing to the Agent and the Senior Lenders which are then outstanding and unpaid (including principal, reimbursement obligations, interest, any applicable Senior Lenders Early Termination Fee, fees, and expenses, including reasonable attorneys’ fees and legal expenses, (ii) either (1) furnish cash collateral to the Agent and the Senior Lenders in such amounts as the Agent determines is reasonably necessary to secure the Agent and the Senior Lenders in connection with any issued and outstanding letter of credit accommodations provided by the Agent and the Senior Lenders to or for the account of the Credit Parties (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), or (2) cause all issued and outstanding letters of credit and letters of credit guaranties to be cancelled and terminated, and (iii) agree to reimburse the Agent and the Senior Lenders for any loss, cost, damage, or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs, or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Lenders Obligations owing to the Agent and the Senior Lenders, and/or as to which the Agent and the Senior Lenders have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Agent, as the Agent may designate in writing to the Subordinated Lender for such purpose. Interest shall be calculated to, but excluding, the Business Day on which such purchase and sale shall occur if the amounts so paid by the Subordinated Lender to the bank account designated by the Agent are received in such bank account prior to 1:00 p.m., Eastern time, and interest shall be calculated to, and including, such Business Day if the amounts so paid by the Subordinated Lender to the account designated by the Agent are received in such bank account later than 1:00 p.m., Eastern time. On the Closing Date, the Agent and the Senior Lenders shall also execute and deliver such assignments, documents or other instruments, each in form reasonably satisfactory to the Agent and the Subordinated Lender, that are necessary or reasonably requested by the Subordinated Lender to evidence or confirm the sale, assignment and transfer to the Subordinated Lender of the Senior Lenders Obligations owing to the Agent and the Senior Lenders and the Senior Lenders Documents.
          10.4 Limited Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the Agent and the Senior Lenders as to the Senior Lenders Obligations owing to the Agent and the Senior Lender, the Senior Lenders Documents, or otherwise, and without recourse to the Agent and the Senior Lenders, except for representations and warranties as to the following: (i) the amount of the Senior Lenders Obligations being purchased (including, without limitation, as to the principal of and accrued and unpaid interest on such Senior Lenders Obligations, fees and expenses thereof), (ii) that the transfer of the Senior Lenders Obligations and the Senior Lenders Documents is free and clear of any Liens, and (iii) the Agent and the Senior Lenders have the full right and power to assign the Senior Lenders Obligations, such assignment has been duly authorized, and no approval of any governmental authority, other regulatory body, or other Person is required in connection with such assignment.
          10.5 No Approval Required. The Agent hereby represents and warrants to the Subordinated Lender that, as of the date hereof, no approval of any governmental authority, other regulatory body, or other person is required for sale made by it pursuant to the provisions of this Section 10.

     11. Notices. All notices, requests and demands to or upon a Lender, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by overnight air courier or by facsimile, and shall be deemed to have been received by the other Lender when sent during customary business hours by facsimile, transmission confirmed (or, if sent after 5:00 p.m., eastern standard time or eastern daylight savings time, as the case may be, on the following Business Day), when delivered against a receipt, if sent by overnight air courier, and three (3) Business Days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

If to Subordinated Lender:	LJH, Ltd. 377 Neva Lane Dennison, Texas 75020 Attention: Lacy Harber Facsimile No. 903-465-6514

With a copy to:	Bracewell & Giuliani, LLP 500 North Akard, Suite 4000 Dallas, Texas 75201 Attention: Christopher D. Olive, Esq. Facsimile No. 214-758-8392

If to the Agent:	The CIT Group/Business Credit, Inc. 900 Ashwood Parkway, Suite 610r Atlanta, Georgia 30338 Attention: TIMCO Account Manager Facsimile No. 770-522-7673

With a copy to:	Carruthers & Roth, P.A. 235 North Edgeworth Street Greensboro, North Carolina 27401 Attention: June L. Basden, Esq. Facsimile No. 336-273-7885
or to such other address as either Lender may designate for itself by notice given in accordance with this Section 11.
     12. Relationship of Parties. This Agreement is entered into solely for the purposes set forth above, and neither Lender assumes any responsibility to the other Lender to advise the other Lender of information known to such Lender regarding the financial condition of the Credit Parties, or regarding the Collateral, or of any other circumstances bearing upon the risk of nonpayment of the Obligations of the Credit Parties under the Senior Lenders Documents and the Subordinated Lender Documents, respectively. Each Lender shall be responsible for managing its relationship with the Credit Parties, and, except as otherwise specifically set forth herein, neither Lender shall be deemed the agent of the other for any purpose.

     13. Waiver of Marshalling. Each Lender hereby waives any right to require the other Lender to marshall any security or collateral or otherwise to compel the other Lender to seek recourse against or satisfaction of the indebtedness and obligations owed to it from one source before seeking recourse or satisfaction from another source.
     14. Provisions Concerning Insurance, Condemnation and Landlord’s Agreements. Notwithstanding any contrary provision of any of the Documents, the Lenders agree as follows with respect to any Insurance or Condemnation Proceeds and the Landlord’s Agreements:
          14.1 Insurance Insuring the Collateral Generally. Each Lender agrees that the other Lender shall be entitled to obtain loss payee endorsements and additional insured status with respect to all policies of insurance now or hereafter obtained by the Credit Parties insuring casualty or other loss to any Collateral. The Agent shall have the sole and exclusive right, as against the Subordinated Lender, to file claims, make adjustments and settlements of insurance claims and take any and all other actions in regard thereto in the event of any covered loss, theft or destruction of any Collateral (other than Term Loan B Collateral), and the Subordinated Lender shall have the sole and exclusive right, as against the Agent, to file claims, make adjustments and settlements of insurance claims and take any and all other actions in regard thereto in the event of any covered loss, theft or destruction of any Term Loan B Collateral. The rights and priorities of the Lenders to any Insurance or Condemnation Proceeds shall be as provided in this Agreement.
          14.2 Insurance or Condemnation Proceeds.
          (a) Any Insurance or Condemnation Proceeds with respect to the Collateral shall be deemed part of the Collateral, and the rights and priorities of the Lenders to any Insurance or Condemnation Proceeds with respect to the Collateral shall be the same as with respect to the Collateral.
          (b) All Insurance or Condemnation Proceeds with respect to Collateral (other than Term Loan B Collateral) shall be paid to the Agent and the Subordinated Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of Insurance or Condemnation Proceeds to the Agent. In the event the Agent, in its sole discretion or pursuant to agreement with the Credit Parties, permits the Credit Parties to utilize all or any Insurance or Condemnation Proceeds to replace Collateral (other than Term Loan B Collateral), the consent of the Agent thereto shall be deemed to include the consent of the Subordinated Lender. The Subordinated Lender agrees to execute such consents, releases, endorsements and other documents as may be reasonably necessary to accomplish the application of such Insurance or Condemnation Proceeds, all without any additional consideration or payment to the Subordinated Lender.
          (c) All Insurance or Condemnation Proceeds with respect to Term Loan B Collateral shall be paid to the Subordinated Lender and the Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of Insurance or Condemnation Proceeds to the Subordinated Lender. In the event the Subordinated Lender, in its sole discretion or pursuant to agreement with the Credit Parties, permits the Credit Parties to utilize all or any Insurance or

Condemnation Proceeds to replace Term Loan B Collateral, the consent of the Subordinated Lender thereto shall be deemed to include the consent of the Agent and the Senior Lenders. The Agent on behalf of the Senior Lenders agrees to execute such consents, releases, endorsements and other documents as may be reasonably necessary to accomplish the application of such Insurance or Condemnation Proceeds, all without any additional consideration or payment to the Agent.
          14.3 Landlord Agreements. All consents granted and decisions made by the Agent under each Landlord Agreement shall be conclusive and binding upon the Subordinated Lender. The Subordinated Lender agrees to execute such consents, releases, and other documents as may be reasonably necessary to accomplish or implement any decisions made by the Agent under a Landlord Agreement, all without any additional consideration or payment to the Subordinated Lender.
     15. Further Assurances. The Credit Parties and the Lenders shall each execute and deliver such additional documents and take such additional actions as may be reasonably necessary to effectuate the provisions and purposes of this Agreement. Without limiting the generality of the foregoing, if the Subordinated Lender purchases the Senior Lenders Obligations pursuant to Section 10 hereof, then the Agent shall take such action as may be reasonably requested by the Subordinated Lender to aid and assist, or join with the Subordinated Lender, in the enforcement or collection of the transferred Senior Lenders Obligations or the Liens securing the same. All out of pocket expenses of the Agent incurred in connection therewith shall be additional Senior Lenders Obligations owing by the Credit Parties to the Agent and the Senior Lenders and secured by the Collateral. If requested by a Lender, the Lenders shall execute filings to be recorded in accordance with the Uniform Commercial Code provisions in the appropriate locations reflecting the provisions of this Agreement.
     16. Parties; Successors and Assigns. No Lender shall transfer or assign any of the Obligations owing to such Lender except upon receipt of a written acknowledgment and agreement from such transferee or assignee which acknowledgment and agreement shall be reasonably acceptable in form and substance to the other Lender and bind such assignee and transferee and all successive assignees and transferees to the terms and conditions of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Lenders and their respective successors and assigns.
     17. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Lenders and no other Person (including each Credit Party), and their respective successors and assigns, shall have standing to require satisfaction of the provisions hereof or be entitled to assume compliance herewith, and no other Person (including each Credit Party) shall under any circumstances be deemed to be a beneficiary of any of the terms hereof or be entitled to assume that the Lenders will insist upon strict compliance with any of such terms, any or all of which may be freely waived or amended in whole or in part by the Lenders at any time if they in their sole discretion deem it advisable to do so.
     18. Injunctive Relief. Each Lender agrees that in the event it is in breach of any of its obligations hereunder, the other Lender may obtain an injunction in a court of competent jurisdiction against any act or acts constituting such breach, and both Lenders consent to be bound thereby. Such injunction shall be without prejudice to the enjoining Lender’s rights to seek additional remedies at law or at equity.
     19. Post Bankruptcy Issues.
          19.1 This Agreement shall continue in full force and effect during the term set forth herein, notwithstanding the commencement by or against a Credit Party of an Insolvency Proceeding during the pendency of which, so long as the Subordinated Lender Obligations and the Senior Lenders Obligations have not been fully and indefeasibly paid and satisfied, all of the terms and provisions hereof shall remain and continue in full force and effect.
          19.2 In an Insolvency Proceeding, the Subordinated Lender shall not, until the Senior Lenders Obligations have been paid and satisfied in full and the commitments of the Senior Lenders for the incurring of additional Senior Lenders Obligations, any DIP financing or any use of the Senior Lenders’ cash collateral, have expired or been irrevocably terminated in writing, contest (or support any other party contesting) any request of any Credit Party made with the consent of the Agent for use of cash collateral or for approval of any DIP financing to be provided in good faith by the Senior Lenders to such Credit Party, on the grounds of a failure to provide “adequate protection” for the Liens of the Subordinated Lender (i) if the Subordinated Lender, in its discretion, chooses not to contest any such use or approval, or (ii) so long as (a) the Subordinated Lender is provided with replacement Liens on the same types and items of property included in the Collateral that existed before the commencement of the Insolvency Proceeding, (b) the Liens granted to the Agent and the Subordinated Lender in the Insolvency Proceeding have the same priority, and are otherwise subject to, and have the benefit of, the same terms, limitations, and restrictions, that are set forth in this Agreement, and (c) in the case of any DIP financing to be provided by the Agent and the Senior Lenders in such Insolvency Proceeding, the DIP financing to be provided thereunder shall not be provided on terms and conditions not inconsistent with the financing provided pursuant to the Senior Lenders Loan Agreement, as limited by the terms of this Agreement. Notwithstanding the foregoing, the Subordinated Lender shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lender, including, without limitation, any claims secured by the Collateral. Consistent with the terms of this Agreement, the Subordinated Lender shall be entitled to file any other pleadings, objections, motions or agreements which assert the rights or interests available to unsecured creditors of any Credit Party arising under either the Bankruptcy Code or applicable non-bankruptcy law.
          19.3 In the event of (i) any Insolvency Proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Credit Party or its assets, or (ii) any liquidation, dissolution or other winding up of any Credit Party, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Credit Party, then (a) in any such event, the provisions of Section 2 of this Agreement shall continue to apply, and (b) in the case of the foregoing clauses (ii) and (iii) all of the provisions of this Agreement shall continue to apply (excluding the payment to Subordinated

Lender in securities of any Credit Party provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all indebtedness of each Credit Party issued to Senior Lenders in such plan of reorganization or readjustment to substantially the same extent as, or to a greater extent than, the Subordinated Lender Obligations are subordinated to the Senior Lenders Obligations as provided in this Agreement) (such equity securities or subordinated securities being herein called the “Permitted Junior Securities”).
     20. Liens Following Term Loan C Exchange or Other Term Loan Exchange. Upon the consummation of the Term Loan C Exchange or any other Term Loan Exchange as contemplated by the Subordinated Lender Loan Agreement, the Agent and the Senior Lenders shall have no Lien in any of the common stock, preferred stock, partnership interests, limited liability company membership interests, warrants or other equity securities or equity interests collected or received by or distributed to Subordinated Lender as a result of any Term Loan C Exchange or any such other Term Loan Exchange.
     21. Term of Agreement. This Agreement shall continue in full force and effect and shall be irrevocable by either Lender until the earliest to occur of the following: (i) the Lenders in writing mutually agree to terminate this Agreement; (ii) the Senior Lenders Obligations have been fully paid and discharged and the Agent and the Senior Lenders shall have no further obligation for the incurring of additional Senior Lenders Obligations, and the Agent shall have fully paid and performed its obligations under this Agreement; or (iii) the Subordinated Lender Obligations have been fully paid and discharged and the Subordinated Lender shall have no further obligation for the incurring of additional Subordinated Lender Obligations, and the Subordinated Lender shall have fully paid and performed its obligations under this Agreement.
     22. Section Titles. The section titles contained in this Agreement are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
     23. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions of the State of North Carolina.
     24. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     25. Authority. Each Lender represents to the other Lender that it has all necessary right, power and authority to enter into this Agreement and perform and observe all of its covenants and agreements herein contained and that this Agreement is valid and binding upon it and enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforcement rights generally.

     26. Miscellaneous. This Agreement constitutes the entire understanding of the Lenders with respect to the subject matter hereof and any prior agreements, whether oral or written, with respect thereto are superseded hereby. In the event of any inconsistency between the terms of this Agreement and the terms of any of the Documents, the terms of this Agreement shall govern and control. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.
     27. CONSENT TO FORUM. EACH LENDER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF GUILFORD COUNTY, NORTH CAROLINA, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, GREENSBORO DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS .
     28. WAIVERS OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE LENDERS MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement UNDER SEAL on the day and year first above written.

Subordinated Lender:

LJH, LTD.

By: DLH Management, L.L.C., its general partner

By:	/s/ Lacy Harber

Lacy Harber, President

CITBC:

THE CIT GROUP/BUSINESS CREDIT, INC., individually and as agent

By:	/s/ Kenneth B. Butler

Title: Vice President

ACKNOWLEDGMENT AND AGREEMENT
OF THE CREDIT PARTIES
     The undersigned Credit Parties each does hereby accept, and acknowledge receipt of a copy of, the foregoing Intercreditor and Subordination Agreement and each consents to and agrees to be bound by all of the provisions thereof, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.
     IN WITNESS WHEREOF, each Credit Party has caused this Acknowledgement and Agreement to be duly executed under seal on the day and year first above written.

Credit Parties:

AIRCRAFT INTERIOR DESIGN, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

BRICE MANUFACTURING COMPANY, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

TIMCO ENGINE CENTER, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

TIMCO ENGINEERED SYSTEMS, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

TRIAD INTERNATIONAL MAINTENANCE CORPORATION

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

TIMCO AVIATION SERVICES, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVIATION SALES DISTRIBUTION SERVICES COMPANY

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVIATION SALES LEASING COMPANY

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVIATION SALES PROPERTY MANAGEMENT CORP.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVS/CAI, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

2

AVS/M-1, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVS/M-2, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVS/M-3, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

AVSRE, L.P.

By: Aviation Sales Property Management Corp., its general partner

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

HYDROSCIENCE, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

3

TMAS/ASI, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

WHITEHALL CORPORATION

By:	/s/ Kevin Carter

Name: Kevin Carter Title: Senior Vice President — Finance

4